CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of 3W Cyber Logistics Inc. (the "Company") on Form 10-QSB for the period ended November 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Li Ying Yan, the Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 ; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 17, 2006

/s/ Li Ying Yan Li Ying Yan Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)